Filed Pursuant to Rule 424(b)(3) and (c)
                                        SEC File No. 333-51429

                   SUPPLEMENT TO PROSPECTUS DATED MAY 12, 1998

         The Prospectus dated May 12, 1998 of Advanced Electronic Support Products, Inc. is hereby supplemented to include the following:

         The list of selling stockholders is hereby amended to include the following assignee of Focus Enhancements, Inc.:

                     Genesis Partners, Inc.   158,395 shares

                  The date of this Supplement is June 30, 1999.